UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 14, 2009

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On August 13, 2009, Emerald Dairy Inc. (the “Company”) closed its offer (the “Warrant Tender Offer”) to all holders of warrants to purchase shares of the Company’s common stock, having exercise prices of either $0.94, $1.50, $1.63, $2.04 or $3.26 per share, originally issued in connection with private placements the Company consummated in October 2007 (the “Original Warrants”), to exchange their Original Warrants for warrants exercisable at reduced exercise prices (“Amended Warrants”).  On August 14, 2009, the 22 warrant holders that participated in the Warrant Tender Offer exercised all of the 2,254,828 Amended Warrants they received in connection therewith, at an exercise price of $1.63 per share.  As a result, the Company received gross proceeds of $3,675,370.

Following the exercise of the Amended Warrants, the Company had 31,951,358 shares of common stock issued and outstanding (not including an additional 1,944,444 shares of common stock of the Company currently being held in treasury).

The Company believes that these sales of the 2,254,828 shares of common stock upon exercise of the Amended Warrants were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date:	August 20, 2009	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President